UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares® COMEX® Gold Trust

(Exact name of registrant as specified in its charter)

New York	81-6124036
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Barclays Global Investors International, Inc. 400 Howard Street, San Francisco Attn: BGI’s Product Management Team, Intermediary Investors and Exchange-Traded Products Department	CA 94105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of the iShares® COMEX® Gold Trust	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not Applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description contained under the heading “Description of the iShares and the Trust Agreement” in the prospectus that forms part of the Registration Statement No. 333-140874, initially filed with the Commission on February 26, 2007, as amended on May 29, 2008, and as may be amended from time to time after the date hereof, is hereby incorporated by this reference and made a part of this filing.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iShares® COMEX® Gold Trust*

Date: December 3, 2008	By:	Barclays Global Investors International, Inc. Sponsor of the iShares® COMEX® Gold Trust

	By:	/s/ LEE T. KRANEFUSS
	Name:	Lee T. Kranefuss
	Title:	Chief Executive Officer

	By:	/s/ MICHAEL A. LATHAM
	Name:	Michael A. Latham
	Title:	Chief Financial Officer

*	The registrant is a trust. The individuals specified above are signing in their capacities as officers of Barclays Global Investors International, Inc., the sponsor of the trust.